UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2005

LBI MEDIA HOLDINGS, INC.

LBI MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware

California

(State or other jurisdiction of incorporation)

333-110122	05-0584918
333-100330	95-4668901
(Commission File Number)	(IRS Employer Identification No.)

1845 West Empire Avenue Burbank, California	91504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 563-5722

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 9, 2005, Lenard Liberman was appointed Chief Financial Officer of LBI Holdings I, Inc. and it subsidiaries, including LBI Media, Inc. and LBI Media Holdings, Inc. (collectively, the “Company”).

Lenard Liberman has served as the Company’s Executive Vice President and Secretary and has been a member of the Company’s board of directors since its formation in 1987. Mr. Liberman also previously served as the Company’s Chief Financial Officer from April 2002 to April 2003. Mr. Liberman manages all day-to-day operations including acquisitions and financings. He received his juris doctorate degree and masters of business administration degree from Stanford University in 1987. Lenard Liberman and his father, Jose Liberman, President of the Company, own all of the outstanding shares of common stock of LBI Holdings I, Inc. Lenard Liberman and Jose Liberman are the sole directors of the Company.

As of December 31, 2004, the Company had outstanding loans, including accrued interest, aggregating $2,348,167 to Lenard Liberman. The loans were for the personal use of Lenard Liberman. The Company made loans of $243,095, $32,000 and $1,916,563 on December 20, 2001, June 14, 2002 and July 9, 2002, respectively. Each of the loans bears interest at the alternative federal short-term rate published by the Internal Revenue Service for the month in which the advance was made, which rate was 2.48%, 2.91% and 2.84% for December 2001, June 2002 and July 2002, respectively. Each loan matures on the seventh anniversary of the date on which the loan was made.

Jose and Lenard Liberman owned and operated the Company’s national sales representative, Spanish Media Rep Team, Inc., or SMRT, until SMRT merged with and into Liberman Broadcasting, Inc., or LBI, a wholly owned subsidiary of LBI Media, Inc. and LBI Media Holdings, Inc., on April 27, 2005. LBI paid $5,086,000 for the shares of common stock of SMRT. The consideration was paid in cash of $3,686,000 and notes to Lenard Liberman and Jose Liberman in the principal amount of $900,000 each. Of the cash portion of the purchase price, $2,000,000 was paid at the closing of the merger and the remaining $1,686,000 will be paid after closing upon demand by the shareholders of SMRT. LBI also forgave intercompany advances to SMRT of $780,088. A portion of those advances had been used by SMRT to loan money to SMRT’s shareholders, Jose Liberman and Lenard Liberman.

Before the merger, SMRT received a 15% commission from the Company for any commercial time it sold to national advertisers on the Company’s radio and television stations. The Company believes it paid commissions to SMRT on an arm’s length basis because the rate was based upon the commission rates it paid to former third party national sales representative firms. The Company paid approximately $2.0 million to SMRT for services provided to it for the year ended December 31, 2004.

Lenard Liberman is the sole shareholder of L.D.L. Enterprises, Inc., a mail order business. From time to time, the Company allows L.D.L. Enterprises to use, free of charge, unsold advertising time on its television stations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, LBI Media Holdings, Inc. and LBI Media, Inc. have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized, in the City of Burbank, State of California, on May 9, 2005.

LBI MEDIA HOLDINGS, INC.
LBI MEDIA, INC.

By:	/s/ Lenard Liberman
Lenard Liberman
Executive Vice President